SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:  December 3, 2003

(Date of earliest event reported)

Dominion Resources, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-8489	54-1229715
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219-3932

(804) 819-2000

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On December 3, 2003, Dominion Resources, Inc. (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Credit Suisse First Boston LLC and Morgan Stanley & Co. Incorporated, as Representatives named in the Underwriting Agreement for the sale of $200,000,000 aggregate principal amount of the Company’s 2003 Series G 2.125% Convertible Senior Notes Due 2023. Such Senior Notes, which are designated the 2003 Series G 2.125% Convertible Senior Notes Due 2023, are a portion of the $3.0 billion aggregate principal amount of securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement was declared effective on July 11, 2003 (File No. 333-106790). A copy of the Underwriting Agreement including exhibits thereto, is filed as Exhibit 1 to this Form 8-K.

The form of the Twenty-Third Supplemental Indenture to the Company’s June 1, 2000 Senior Indenture, pursuant to which the 2003 Series G 2.125% Convertible Senior Notes Due 2023 will be issued, is filed as Exhibit 4.2 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
1	Underwriting Agreement, dated December 3, 2003, between the Company and Credit Suisse First Boston LLC and Morgan Stanley & Co. Incorporated, as Representatives named in the Underwriting Agreement.

4.1	Form of Senior Indenture, dated as of June 1, 2000, between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4(iii) to the Company’s Registration Statement on Form S-3 (Registration No. 333-93187).

4.2	Form of Twenty-Third Supplemental Indenture to the Senior Indenture pursuant to which the 2003 Series G 2.125% Convertible Senior Notes Due 2023 will be issued. The form of the 2003 Series G 2.125% Convertible Senior Note Due 2023 is included as Exhibit A to the form of the Twenty-Third Supplemental Indenture.

5	Tax opinion of McGuireWoods LLP with respect to the Series G prospectus supplement, dated December 3, 2003.

12	Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, File No. 1-8489).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION RESOURCES, INC.
Registrant

/s/ James P. Carney
James P. Carney Assistant Treasurer

Date: December 9, 2003